30427050.5
Exhibit 10.11


                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


                                 April 13, 2004


Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017
Attn:    Rich Kellner,
         Vice President,  Finance

      Re: Fourth Modification Letter to WCMA Loan and Security Agreement No. 885-07G15 dated as of July 15, 1999 (the "Loan Agreement") between Merrill Lynch Business Financial Services Inc. ("MLBFS") and Medialink Worldwide Incorporated ("Customer")

Ladies and Gentlemen:

This letter refers to certain agreements between MLBFS and Customer, with respect to the following documents:

      (i) The Loan Agreement, as amended by that certain modification letter dated as of April 8, 2002 from Jason Deegan to Customer (the "First Modification Letter"), that certain modification letter dated as of February 26, 2003 from Jason Deegan to Customer (the "Second Modification Letter"), and that certain modification letter dated February 24, 2004 from Jason Deegan to Customer (the "Third Modification Letter") as thereafter amended from time to time (collectively, the "Loan Agreement");

      (ii) that certain UNCONDITIONAL GUARANTY dated as of July 26, 1999 given in favor of MLBFS by The Delahaye Group, Inc. (the "Unconditional Guaranty"); and

      (iii) all other agreements between MLBFS, Customer, the parties to the agreements listed above, or any other party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS in connection therewith (the "Other Agreements").

For purposes of this letter, (a) the Loan Agreement, the Unconditional Guaranty and the Other Agreements will collectively be referred to as the "Loan


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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 2

Documents", and (b) Customer and any party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS will collectively be referred to as the "Obligors". Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Pursuant to that certain letter dated as of January 30, 2004 from Jason Deegan to the Customer (the "Reservation of Rights Letter"), Customer was notified that an Event of Default under the Loan Agreement and the other Loan Documents had occurred and was continuing as a result of the Customer's failure to comply with the minimum tangible net worth covenant as outlined in Section (e) of the First Modification Letter (the "Existing Event of Default"). Pursuant to the Reservation of Rights Letter, MLBFS reserved all of its rights and remedies under the Loan Agreement and the other Loan Documents with respect to the Existing Event of Default and any other Events of Default that may have occurred or arise thereafter. Pursuant to the Third Modification Letter, MLBFS agreed to forbear from enforcing any of its rights and remedies under the Loan Documents, at law or in equity, with respect to the Existing Event of Default, and agreed to certain amendments to the Loan Documents.

Customer has requested that (i) MLBFS continue to forbear from enforcing its rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Existing Event of Default, and (i) MLBFS agree to certain additional amendments to the Loan Documents and MLBFS has agreed to do so, subject to the execution and delivery of this letter agreement by Customer, and its continued compliance with the terms and conditions of this letter agreement and the Loan Agreement and other Loan Documents, as modified herein.

Accordingly, effective as of the Effective Date (as defined below), the Loan Documents are hereby amended as follows:

      (a)   The  Loan  agreement  is  hereby   modified  by  deleting  the  term
            "Applicable Margin" in its entirety from Section 1(a), and inserting the following in lieu thereof:

      "Applicable Margin" shall mean 5.50%."

      (b) The Loan Agreement is hereby modified by adding the new defined term "Cap Amount" to Section 1(a) in the proper alphabetical order:

            "Cap Amount" shall mean (i) $4,000,000 as of the Effective Date through and including June 30, 2004; (ii) $3,750,000 as of July 1, 2004 through and including September 30, 2004; (iii) $3,500,000 as of October 1, 2004 through and including December 30, 2004, and (iv) $3,000,000 at all times thereafter, through and including the Maturity Date."

      (c) The Loan Agreement is hereby modified by amending the term "Maturity Date" contained in Section 1(a) to mean January 31, 2005 (subject to earlier termination pursuant to the terms hereof, including


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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 3

            termination upon the occurrence and during the continuance of any Event of Default).

      (d) The Loan Agreement is hereby modified by amending the term "Maximum WCMA Line of Credit" in Section 1(a) to mean:

            "Maximum WCMA Line of Credit shall mean an amount equal to the lesser of: (A) the Cap Amount, or (B) eighty percent (80%) Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, directly or indirectly due from any person or entity not domiciled in the United States, or from any shareholder, officer or employee of Customer or any affiliate thereof)."

      (e) The Loan Agreement is hereby modified by inserting the following new subsection (k) in Section 4 thereof.

            "INACTIVE SUBSIDIARIES. Each of OnLine Broadcasting and Tempest TV Limited (collectively, the "Inactive Subsidiaries"), are wholly-owned subsidiaries of Customer and currently possess no assets and conduct no business activities."

      (f) The Loan Agreement is hereby modified by adding the following sentence to subsection (c) of Section 5:

            "In addition, within twenty (20) days after the close of each fiscal month of Customer, Customer shall furnish to MLBFS a borrowing base certificate in the form supplied by MLBFS to Customer, together with such additional documents as may be required thereby."

      (g) The Loan Agreement is hereby modified by deleting the first sentence of Section 6(n) in its entirety and inserting the following in lieu thereof:

            "For the period beginning January 1, 2004 and ending December 31, 2004, Customer's Capital Expenditures shall not exceed $1,500,000 in the aggregate. For the period beginning January 1, 2005 and ending on the Maturity Date, Customer's Capital Expenditures shall not exceed $250,000 in the aggregate."

      (h) The Loan Agreement is hereby modified by deleting Section 6(g) in its entirety, and inserting the following in lieu thereof:

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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 4

            "ACQUISITIONS.   Neither   Customer   nor  any  Business
            Guarantor   shall   cause   or   permit   to   cause  an
            Acquisition."

      (i) The Loan Agreement is hereby modified by deleting Sections 6(h), 6(i) and 6(o) in their entirety.

      (j) The Loan Agreement is hereby modified by the addition of the following new Section 6(q):


            "MINIMUM QUARTERLY EBITDA Customer shall not permit its EBITDA (Customer's income before interest (including payments in the nature of interest under capital leases, taxes, depreciation and amortization) to be less than the EBITDA set forth below for the corresponding calendar quarter:

            ---------------------------------- ---------------------------------
                     Calendar Quarter                  Minimum EBITDA
            ---------------------------------- ---------------------------------
            End of second quarter 2004         $   775,000
            ---------------------------------- ---------------------------------
            End of third quarter 2004          $   225,000
            ---------------------------------- ---------------------------------
            End of fourth quarter 2004         $1,050,000
            ---------------------------------- ---------------------------------
            End of first quarter 2005          $   500,000
            ---------------------------------- ---------------------------------

      (k) The Loan Agreement is hereby modified by the addition of the following new Section 6(r):

            "EQUITY FINANCING. Not later than January 15, 2005, Customer shall have arranged equity financing to support the operations of TTX (US) LLC and TTX Limited through the Maturity Date in an amount satisfactory to MLBFS in its sole discretion. From and after January 15, 2005, Customer shall cease providing financial support of any kind to TTX (US) LLC and TTX Limited, including, without limitation, the making of loans, advances, guaranties, transfer of assets, open account sales, or other provision of goods, services or credit.

      (l) The Loan Agreement is hereby modified by the addition of the following new Section 6(s):


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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 5

            "LOANS AND ADVANCES. Customer shall not make any loans or advances to any affiliate or any other party, except for:

            (i) loans and advances in the ordinary course of business to its affiliate Business Wire/Medialink, LLC for general payroll, which shall not exceed $250,000 in the aggregate outstanding at any time; and

            (ii) loans, advances and investments in TTX (US) LLC and TTX Limited in an aggregate amount not to exceed $6,800,000 outstanding at any time.

      (m) The Loan Agreement is hereby modified by the addition of the following new Section 6(t):

            "INACTIVE SUBSIDIARIES. Customer shall not conduct any business in, or transfer any assets to, any Inactive Subsidiaries."

      (n) The Loan Agreement is hereby modified by the addition of the following new Section 7(l):

            "ADDITIONAL GUARANTEES. Not later than April 30, 2004, Customer shall cause The Delahaye Group, Inc.
            ("Delahaye") to execute and deliver to MLBFS such security agreements, pledge agreements, hypothecation agreements, financing statements, and the like as MLBFS shall reasonably request so as to cause Delahaye to grant to MLBFS a security interest in all of the business assets of Delahaye to secure its Obligations to MLBFS under its Unconditional Guaranty dated as of July 26, 1999, as well as the Obligations of Customer, howsoever created. In addition, not later than June 30, 2004, Customer shall cause each of TTX (US) LLC and TTX Limited to execute and deliver to MLBFS an Unconditional Guaranty of the Obligations of Customer in such form and containing such conditions as MLBFS shall reasonably request, together with evidence satisfactory to MLBFS as to the due authority of such entity to execute and deliver such documents and be legally bound by them, and which may include, among other things, certified copies of each such entity's organizational documents, resolutions of their respective boards or directors or managers, opinions of counsel (including foreign counsel), and the like. To the extent that Customer demonstrates to the satisfaction of MLBFS that each of TTX (US) LLC and TTX Limited are prohibited from issuing guarantees in excess of One Million Euros, MLBFS agrees

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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 6

            that each such guaranty required hereunder shall be limited to the U.S. Dollar equivalent of One Million Euros on the date demand for payment is made thereunder, as determined by MLBFS, plus interest thereon until paid and all costs of enforcement.

So long as Customer shall continue to comply with the terms and conditions of the Loan Documents, as modified herein, MLBFS agrees to forbear from enforcing any of its rights and remedies under the Loan Documents, at law or in equity, with respect to the Existing Event of Default. Notwithstanding the foregoing, nothing herein constitutes a waiver by MLBFS with respect to any of its rights or remedies under any of the Loan Documents as a result of the occurrence or existence of any other Event of Default, all of which rights and remedies are hereby reserved.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named guarantor hereby consents to the foregoing modifications to the Loan Documents, and hereby agrees that the "Obligations" under its Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantor acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default (other than the Existing Event of Default) has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor Guarantor has any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor Guarantor has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default (other than the Existing Event of Default), or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which:
(a) Customer and the Guarantors shall have executed and returned to MLBFS the duplicate copy of this Letter Agreement enclosed herewith; (b) an office of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof; (c) Customer shall have paid to MLBFS a principal repayment in an amount sufficient to cause the principal amount of the outstanding Obligations outstanding on the date hereof to be equal to or less than the Maximum WCMA Line of Credit, as amended hereby; (d) Customer shall have paid to MLBFS a forbearance fee in the amount of $30,000, which amount Customer authorizes MLBFS to charge against Customer's

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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 7

WCMA Account on the date hereof; and (e) Customer shall reimburse MLBFS for all of its reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the preparation and negotiation of this Amendment, which amount Customer authorizes MLBFS to charge against Customer's WCMA Account.

Notwithstanding the foregoing, if Customer and the Guarantor do not execute and return the duplicate copy of this Letter Agreement within five days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said five day period, then all of said amendments and agreements, including the Agreement of


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                                                Medialink Worldwide Incorporated
                                                                  April 13, 2004
                                                                          Page 8

MLBFS to forbear from enforcing the Existing Event of Default, will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC.


By: /s/ Jason E. Deegan
    ------------------------------
         Jason E. Deegan
         Assistant Vice President


Accepted and Agreed this ___
day of  ____________, 2004.

MEDIALINK WORLDWIDE INCORPORATED

By: /s/ J. Graeme McWhirter
    ------------------------------


Printed Name:  J. Graeme McWhirter
               -------------------

Approved and agreed to this 14th
day of April, 2004

THE DELAHAYE GROUP, INC.

By: /s/ Jason E. Deegan
    ------------------------------


Printed Name: J. Graeme McWhirter

Title: Executive Vice President